Exhibit 99.1

NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

IMMEDIATE RELEASE

Gryphon Gold Corporation Announces Third Quarter
Fiscal Year 2013 Financial Results Conference Call

CARSON CITY, NV, February 4, 2013 -- Gryphon Gold Corp. (TSX: GGN / OTCQB: GYPH), a company focused on its joint venture interest in the gold Borealis Oxide Heap Leach Project in Nevada (the “Borealis Property”), announced today that it will release its third quarter fiscal year 2013 financial results after the close of financial markets on Thursday, February 14, 2013.

A conference call and webcast will be held at 1:00 p.m. Eastern Time on Friday, February 15, 2013, in which management will review its results and progress in advancing the Borealis Property, followed by a question and answer session. The conference call can be accessed by dialing (201) 689-8560. The listen-only audio webcast can be monitored at www.gryphongold.com.

A telephonic replay will be available from 4:00 p.m. Eastern Time the day of the teleconference until Friday, February 22, 2013. To listen to a replay of the call, dial (858) 384-5517 and enter replay pin number 407895. Alternatively, the archive of the webcast will be available on the Company’s website at www.gryphongold.com. A transcript will also be posted to the Company’s website, once available.

ABOUT GRYPHON GOLD:

Gryphon Gold holds a 40% joint venture interest in the gold producing Borealis Property, which is located in Nevada’s Walker Lane Gold Belt. The Company and its joint venture partner Waterton Global Value L.P. are expanding the Borealis Property production capacity and advancing the development of the oxide heap leachable gold and silver historically identified that includes both pre-processed and unprocessed ore. Gryphon Gold also plans to further expand and develop the significant sulphide resource available through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property contains unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website: www.gryphongold.com.

For further information, contact:

Company
James T. O’Neil Jr.
CEO and Interim CFO
Phone: (775) 883-1456
Email: joneil@gryphongold.com

Investor Relations
Deborah K. Pawlowski
Kei Advisors LLC
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

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